CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 19, 2011 included in this Registration Statement on Form S-1/A of Post Data, Inc. and to the reference to us under the heading “Experts” in such Registration Statement.

/s/BehlerMick PS

BehlerMick PS

Spokane, Washington

July 26, 2011